Exhibit 99.1

Caesars Entertainment Completes Sale of the Rio to Dreamscape, a Company led by Founder, Eric Birnbaum

LAS VEGAS, December 5, 2019 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars” or “Caesars Entertainment”), one of the world’s most diversified casino-entertainment providers, today announced it has completed the previously announced sale of the Rio All-Suite Hotel & Casino (the “Rio”) to a company (the “Buyer”) affiliated with Dreamscape Companies (“Dreamscape”), which is owned and controlled by Eric Birnbaum, for $516.3 million (including certain fees, expenses and $40 million in seller financing provided by a Caesars affiliate). Dreamscape acquires, repositions and/or develops hospitality, residential, retail, gaming and entertainment assets.

In connection with the completion of the sale, a Caesars subsidiary entered into a lease with the Buyer under which Caesars will continue to operate the property for a minimum of two years and pay annualized rent of $45 million. The Buyer has the option to pay Caesars $7 million to extend the lease under similar terms for a third year. At the end of the lease term and at the request of the Buyer, Caesars may continue to manage the Rio or may provide transition services to the Buyer.

The Rio will continue to be part of the Caesars Rewards network during the lease term, and the transaction is not expected to result in any changes to the guest experience. The World Series of Poker will be hosted at the Rio in 2020 and hosting rights will remain with Caesars Entertainment thereafter. Further details on the transaction are available in the Form 8-K to be filed with the Securities and Exchange Commission.

About Caesars Entertainment

Caesars Entertainment is one of the world’s most diversified casino-entertainment providers and the most geographically diverse U.S. casino-entertainment company. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. For more information, please visit www.caesars.com/corporate.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts and by the use of words such as “expect,” “intend,” “may,” “continue,” and “will,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events.

You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance and results of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: potential adverse reactions or changes to business, customer, management or employee relationships, including those resulting from the announcement or completion of the contemplated transactions; the possibility that the anticipated operating results and other benefits of the contemplated transactions are not realized when expected or at all; shutdown costs or transition costs at the end of the lease term; local risks including proximate competition, potential competition, customer retention, legislative risks, and local relationships; and other factors described from time to time in our reports filed with the Securities and Exchange Commission.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Caesars undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Contacts

Media:

Richard Broome

Rbroome@caesars.com

702-407-6476

Investors:

Joyce Arpin

Jthomas@caesars.com

702-880-4707